EXHIBIT 10.36

                              STANDSTILL AGREEMENT

This Agreement is made as of February 26, 1997, but to be effective as of November 30, 1996, by Devcon International Corp., a Florida Corporation, the "Borrower", Masonry Products - Virgin Island Corp. a Florida Corporation, as Guarantor" and Barnett Bank N.A., a national banking association, formerly known as Barnett Bank of Jacksonville, successor by merger to Barnett Bank of Broward County, N. A "the Bank".

                                    RECITALS

This Agreement is made and entered into in reliance on the accuracy of the following recitals, which are acknowledged by Borrower, Guarantor and Bank to be true and accurate:

WHEREAS, Borrower executed in favor of Bank and is liable to Bank for a promissory note, said Note being more particularly described as follows:

         Renewal Promissory Note dated June 30, 1993 in the original principal amount of $l,000,000 which matured on June 30, 1996, on which is owed as of the Agreement Date, the outstanding principal balance of $1,000 together with accrued and unpaid interest of $21.86

WHEREAS, on June 30, 1993, Guarantor executed and delivered to Bank an unconditional guaranty of the Note; "Guaranty"; and

WHEREAS, the Note matured on June 30, 1996, and Borrower and Guarantor did not pay the Note in full on said date; and

WHEREAS, the Borrower, Guarantors and Bank executed a Standstill Agreement dated July 17, 1996, which extended the maturity until September 30, 1996; and on October 31, 1996, further extended the standstill maturity date until November 30, 1996; and

WHEREAS, by reason of said maturity, Bank is entitled to have full payment of the Note and to begin enforcement of Bank's rights under the Note, Mortgage, Loan Agreement and Security Agreement, which documents, together with the Guaranty are collectively referred to herein as "Loan Documents"; and

WHEREAS, Borrower and Guarantor are going to or have commenced negotiations with Bank concerning the Note and plan to continue to evaluate and discuss, as each party deems necessary, various courses of action that might be in the mutual interests of all parties including, but not limited to attempting to reach agreement on payoff, alternative financing, or, modification of the Note; and

WHEREAS, each party requests the other party "standstill" from taking certain actions for such time and under such conditions as are her hereinafter set forth; and

WHEREAS, although Bank is under no obligation to do so, Bank is willing to standstill from enforcement of its rights arising from said maturity against Borrower and Guarantor and Borrower's and Guarantor's assets, provided that such standstill is on the terms and conditions as set out herein, and provided that, except as expressly provided for in this Agreement, such standstill does not waive or otherwise prejudice the rights of Bank; and

WHEREAS, Borrower and Guarantor are willing to standstill from pursuing any right, claim, or defense they may have or allege to have against Bank provided that such standstill is on the terms and conditions as set out herein, and providing that, except as expressly provided for in this Agreement, such

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standstill does not waive or otherwise prejudice the rights of Borrower and
Guarantor;

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Bank hereby acknowledge, agree and affirm as follows:

1. Each of the above RECITALS is incorporated herein and is relied upon by Borrower, Guarantor and Bank in agreeing to the terms of this Agreement.

2. Unless this Agreement is violated by Borrower or Guarantor, Bank will not initiate or pursue any claim, cause of action, remedy, set-off or other rights it may have or otherwise enforce against Borrower or Guarantor under the Loan Documents, or by lien, attachment, execution, encumbrance, right of set-off or foreclosure against any asset of Borrower or Guarantor, and shall not join in any petition for appointment of a receiver for under any section or chapter of the Bankruptcy Code, or any state or federal law or regulation affecting creditors' rights prior to the day after June 30, 1997 "Standstill Maturity Date". The Note is hereby extended, without additional modification or amendment to the Note, to mature on the Standstill Maturity Date.

3. Unless this Agreement is violated by Bank, Borrower and Guarantor will not initiate or pursue any claim, cause of action defense or other rights they may have or allege to have against Bank prior to the day after the Standstill Maturity Date.

4. The Loan Documents are authentic and valid, remain in full force and effect and are legally binding and enforceable against the signatories thereto.

5. Any and all prepayment penalties and late charges set forth in the Loan Documents applicable to the payment of the Note prior to the Agreement Date only are hereby waived by Bank provided that payment in full of the Note is made on or before the Standstill Maturity Date.

6. Borrower will continue to conduct its business in a prudent manner, make normal and necessary payments to entities/individuals as Borrower deems necessary for operation of its business.

7. If any additional event of default under the Loan Documents occurs after the Agreement Date but prior to the Standstill Maturity Date, or if any additional event of default previously unknown or undisclosed to Bank occurring prior to the Agreement Date is found, same will be a violation of this Agreement. Upon the occurrence of any such event of default, Bank may without demand, presentment or other notice of any kind, all of which are hereby expressly waived by Borrower and Guarantor, immediately exercise all rights and remedies available to Bank herein and in the Loan Documents without any notice, demand, or grace period or cure provision as may otherwise be allowed for or required in the Loan Documents.

8. In addition to any financial information that Borrower and Guarantor are required to provide to Bank under the Loan Documents, Borrower and Guarantor will provide to Bank such financial information as Bank may reasonably require.

9. Until the Standstill Maturity Date, interest shall continue to accrue on the Note from the Agreement Date at the rate of .5% per annum in excess of the rate of interest as is publicly announced by Barnett Banks, Inc. from time to time as its prime rate. Borrower has paid accrued and unpaid interest through February 28, 1997 upon execution of this Agreement. Bank will continue to fund advances under the provisions of the Loan Documents.

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10.      On the Standstill Maturity Date the Note is due and payable in full.
         Borrower's, Guarantor's and Bank's standstill of their rights and remedies will cease the day after the Standstill Maturity Date and Borrower, Guarantor and Bank are entitled to take whatever actions they may have without regard to any payments being tendered or accepted hereinafter or immediately prior hereto.

11. In the event that during the term of this Agreement any petition in bankruptcy shall be filed by Borrower or Guarantor, or against Borrower or Guarantor, by any third party, or if Borrower or Guarantor shall execute any assignments for the benefit of creditors or shall in any manner take or accept the benefit of any proceeding under the statue or otherwise for the relief of debtors, then and in that event, this Agreement, with the exception of the consent to lift stay in paragraph 17 hereof, shall become null and void and Bank shall have the right to demand, receive and collect the Note in full, less any payments made under this Agreement, with the same force and effect as if this Agreement had not been made.

12. Borrower and Guarantor may have liabilities to Bank under other loans or credit facilities other than those reflected in the Loan Documents. Borrower, Guarantor and Bank intend that such other loans ad facilities shall not be affected by this Agreement and shall remain in full force and effect in all respects.

13. The standstill of performance by Borrower and Guarantor under any of the terms of this Agreement shall not operate as a waiver or release of performance under other terms of this Agreement or the Loan Documents. Except as specifically provided in this Agreement, Borrower and Guarantor will comply with all requirements of the Loan Documents to the extent not inconsistent with this Agreement. This Agreement does not represent (i) a commitment by Bank to make any new loans or grant or extend any financial accommodations to Borrower or Guarantor, (ii) a commitment by Bank to restructure the Loan Documents or grant or extend any financial accommodations with respect to the Loan Documents, or
         (iii) except as expressly provided for herein, an intention by Bank to waive, modify or forbear from exercising any of its rights, powers and privileges under the Loan Documents. Borrower and Guarantor acknowledge, agree and affirm that no such commitment, waiver, modification or forbearance has been offered, granted, extended or agreed to by Bank.

14. Any waiver of jury trial or consent to jurisdiction previously executed by, or between Borrower, Guarantor and Bank shall unconditionally be fully effective and extend fully to this Agreement and any document executed in conjunction herewith.

15. Borrower and Guarantor agree that through Standstill Maturity Date, Bank will provide the following response to any inquiry concerning
         Borrower:

         "Since 1978, Barnett Bank has made various extensions of credit to Devcon International Corp. on both a secured and unsecured basis. High credit to mid-seven figure range. Payment history has been as agreed."

         Borrower, Guarantor and Bank each agree that if during the standstill period any party discovers information that might make the above statement misleading to a third party, such party will immediately communicate such information to all other parties, and each party agrees to make all reasonable efforts to cooperate in preparing a substitute statement, which statement shall not be provided to any third party until approved in writing by all parties to this Agreement.

         During the standstill period, when communicating with third parties, Borrower and Guarantor agree that Borrower and Guarantor will disclose

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         fully and accurately the terms of this Agreement. Bank agrees that
         Borrower and Guarantor may give copies of this Agreement to third parties; however, only with prior notice to and consent by Bank.

16. The parties may commence discussions or negotiations concerning the Loan Documents. Without liability for filing to do so, the parties plan, but are not obligated or committed to doing so, to discuss various courses of action that might be in the parties mutual interests. Any party, in its sole and absolute discretion, may terminate these discussions and negotiations at any time and for any reason. Upon such termination of discussions, any change in the parties' respective obligations to one another subsequent to the Agreement Date shall be only as set forth in a formal, executed written agreement.

17. The fact that the parties may commence or have commenced discussions or negotiations shal1 be without prejudice to any party and shall not be used against any party during the negotiations undertaken between the parties are intended as and shall be construed to constitute settlement negotiations designed to resolve a pending dispute between the parties. Accordingly, statements made and documents generated and exchanged by and between the parties from and after the Agreement Date through the Standstill Maturity Date are privileged and shall not be susceptible to production in discovery or introduction in evidence. This Agreement shall not be used during the course of litigation for any purpose, unless there is a dispute over the application of this Agreement.

18. Neither the execution of this Agreement nor any discussions shall operate to toll any time period which otherwise might be applicable, including without limitation, any time periods which may be provided for in the Loan Documents or by statute upon the commencement of judicial or non-judicial foreclosure preceedings.

19. As a material inducement to the agreements of Bank in this Agreement, Borrower and Guarantor agree that in the event that Borrower or Guarantor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Bank is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents against any collateral or security interest granted to Bank or against any account of Borrower or Guarantor, including specifically, but not limited to the stay imposed by Section 362 of the United States Bankruptcy Code, as amended, or any similar state law and, to accomplish such purposes, Borrower and Guarantor agree to the full extent permitted by law not to seek to take advantage of any appraisement, valuation, stay or extension law now or hereafter in force, in order to prevent or hinder the enforcement of the Loan Documents or the provisions of this Agreement. Borrower and Guarantor hereby consent to the immediate lifting of any such automatic stay, and will not contest any motion by Bank to lift such stay. Borrower and Guarantor agree to execute all documentation necessary to waive or provide for relief from any stay provisions under any federal or state law.

20. Separate counterparts of this Agreement may be signed by the parties hereto with the same effect as if all the parties had subscribed and signed their names to the original Agreement. Notwithstanding anything to the contrary herein, no party is bound hereby until this Agreement has been executed by all of the parties hereto.

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21.      This Agreement shall bind and inure to the benefit of the respective transferees, heirs, personal representative, successors and assigns of each of the parties; provided, however, that Borrower and Guarantor may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void.

22. This Agreement has been negotiated, executed and delivered in St. Marys, Georgia and shall be deemed to have been made in the State of Florida, and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Loan Documents, shall be determined under, governed by and construed in accordance with the internal laws of the State of Florida. The Loan Documents are hereby supplemented and modified to the extent set forth herein, which modifications shall supersede and prevail over any conflicting provision of the Loan Documents.

23. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

24. This Agreement embodies the entire terms and agreements of the parties. There are no representations, promises, terms, conditions or obligations other than those contained herein and this Agreement shall supersede and previous communications, understandings, discussions, representations or agreements, either oral or written, between the parties hereto relative to the terms of this Agreement. All representations and warranties set forth herein shall survive the execution of this Agreement. Without limiting the foregoing, no letter, telegram or other communications passing between the parties hereto concerning any matters during the negotiation of this Agreement shall be deemed a part of this Agreement, nor shall it have the effect of modifying or adding to this Agreement.

The undersigned have executed this Agreement as of the Agreement Date.


BARNETT BANK N.A., a national banking                         Devcon International Corp.
association, formerly known as Barnett
Bank of Jacksonville, successor by merger
to Barnett Bank of Broward County, N.A.                       /S/ WALTER B. BARRETT
By:      Barnett Banks, Inc., a Florida                       -------------------------
         corporation, as Attorney-In fact                     By:  Walter B. Barrett
         for Barnett Bank, N.A. pursuant to                        Vice President
         a Power of Attorney dated as of
         March 1, 1992

By:      /S/ L. R. ROSS
         -------------------------------
         Print Name:  L. R. Ross
         Title:  Senior Workout Officer

                                                              GUARANTOR:

WITNESS                                                       Masonry Products-Virgin Island Corp.

/S/ V. THOMAS FOUNTAIN
----------------------------

/S/ V. THOMAS FOUNTAIN                                       /S/ WALTER B. BARRETT
----------------------------                                 ------------------------------------
                                                              Vice President

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


STATE OF GEORGIA)ss
COUNTY OF CAMDEN)

The foregoing Standstill Agreement was acknowledged before me this 26th day of February, 1997 by Water B. Barrett, as Vice President of Devcon International Corp., a Florida corporation, for and on behalf of the corporation, who is personally known to me or produced drivers license as identification and did not take an oath.

My Commission Expires:                              NOTARY PUBLIC
January 16,2000                                     /S/ V. Thomas Fountain
                                                    Camden County, Georgia



STATE OF GEORGIA)ss
COUNTY OF CAMDEN)

The foregoing Standstill Agreement was acknowledged before me this 26th day of February, 1997 by Water B. Barrett, as Vice President of Masonry Products Virgin Island Corp., a Florida corporation, for and on behalf of the corporation, who is personally known to me or produced DRIVERS LICENSE as identification and did not take an oath.

My Commission Expires:                             NOTARY PUBLIC
January 16, 2000                                   /S/ V. Thomas Fountain
                                                   Camden County, Georgia



STATE OF GEORGIA)ss
COUNTY OF CAMDEN)

The foregoing Standstill Agreement was acknowledged before me this 26th day of February, 1997 by L. R. Ross, as Senior Workout Officer of BARNETT BANK INC. a Florida Corporation, as attorney in fact for BARNETT BANK N.A, a Florida banking corporation, on behalf of the corporation, pursuant to that Power of Attorney dated as of March 1, 1992 and Third Amended and Restated Florida Certificate of Designation dated January 18, 1994. He is personally known to me or produced DRIVERS LICENSE as identification and did not take an oath.

My Commission Expires:                           NOTARY PUBLIC
January 16, 2000                                 /S/ V. Thomas Fountain
                                                 Camden County, Georgia

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